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                                                                   EXHIBIT 10.12


                                   OPTION AGREEMENT


      OPTION AGREEMENT, dated as of January 21, 1997, among Genmar Holdings, Inc., a Delaware corporation ("Purchaser"), and RDV Corporation, a Michigan corporation ("RDV").


                                      WITNESSETH

      WHEREAS, RDV desires to grant to Purchaser the option to purchase up to $25,000,000 aggregate principal amount of 13 1/2% Series A Senior Subordinated Notes due 2001 (the "Notes") issued by Purchaser, subject to the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and conditions hereinafter contained, the parties agree as follows:

      1. OPTION. Subject to the terms and conditions set forth herein, RDV hereby grants Purchaser the option (the "Option") to purchase up to $25,000,000 aggregate principal amount of Notes for a purchase price equal to the principal amount thereof plus accrued but unpaid interest thereon to, but not including, the date of payment for the purchase of any of the Notes. The Option may be exercisable at any time or from time to time, in whole or in part, on not less than three business days notice to RDV during the period (the "Exercise Period") commencing on January 21, 1997 to and including January 19, 1998. The purchase price for any purchase of the Notes hereunder shall be paid by wire transfer of immediately available funds to an account designated by RDV.

      2. PAYMENT FOR THE OPTION. In consideration for granting the Option, Purchaser hereby agrees to pay an aggregate of $825,000 to RDV by wire transfer of immediately available funds not later than January 21, 1997 to an account designated by RDV.

      3. REPRESENTATIONS AND WARRANTIES OF RDV. RDV hereby represents and warrants to the Purchaser that:

      3.1 AUTHORITY. RDV has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly authorized by all necessary action on RDV's part, and this Agreement is the legal, valid and binding agreement of RDV enforceable in accordance with its terms.

      3.2 OWNERSHIP OF THE NOTES. RDV has good and valid title to the Notes free and clear of all liens, charges, claims or encumbrances whatsoever and, upon the transfer of the Notes in accordance with this Agreement, Purchaser will have good and valid title to the Shares free and clear of all liens, charges, claims or encumbrances whatsoever.


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      4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.  The Purchaser
hereby represents and warrants to RDV that Purchaser has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly authorized by all necessary action on the Purchaser's part, and this Agreement is the legal, valid and binding agreement of Purchaser enforceable in accordance with its terms.

      5.   CERTAIN COVENANTS.

      5.1 NO OTHER REPURCHASE. The Purchaser agrees that, during the Exercise Period and until the Option is exercised in full, it will not purchase any Notes from any other person except as may be required pursuant to the indenture governing the Notes or by law.

      5.2 NO OTHER SALES. RDV agrees that, during the Exercise Period, it shall not sell, transfer, subject to option, pledge or otherwise dispose of any of the Notes owned by it and subject to the Option hereunder.

      6.   MISCELLANEOUS.

      6.1 NOTICES. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered by hand, or sent by registered or certified mail, addressed as set forth below, or sent by telecopy or similar form of telecommunications, and shall be deemed to have been given when received. Any such notice or other communication shall be addressed (a) if to the Purchaser, to 100 South Fifth Street, Suite 2400, Minneapolis, Minnesota 55402 (Attn: General Counsel); and
(b) if to RDV, to 500 Grand Bank Building, 126 Ottawa, N.W., Grand Rapids, Michigan 49503, or to such other address as such party shall have furnished to the other parties in writing.

      6.2 AMENDMENTS. Any terms of this Agreement may be amended by, and only by, an instrument in writing signed by the Purchaser and RDV.

      6.3 EFFECT OF AGREEMENT. This Agreement, including the representations and warranties contained herein, contains the entire agreement between the Purchaser and RDV with respect to the subject matter hereof and supersedes any prior agreement or understandings between the Purchaser and RDV with respect to such subject matter.

      6.4 GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Minnesota.


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      6.5  COUNTERPARTS.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed in original, but all of which together shall constitute one and the same instrument.



RDV CORPORATION


By:   Jerry Tubergen
 Its: President



GENMAR HOLDINGS, INC


By:   William A. Munsell
 Its: Executive Vice President

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